UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): October 20, 2003
                                                  ----------------



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                        0-29230                 51-0350842
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)

        622 Broadway, New York, New York                        10012
--------------------------------------------------------------------------------
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (646)536-2842
                                                    -------------


--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 5.  Other Events and Regulation FD Disclosure

         On October 20, 2003 a complaint was filed in the Fourth Judicial District for the State of Tennessee Circuit Court of Cocke County against Sony Computer Entertainment America, Inc., Take-Two Interactive Software, Inc. (the "Company"), the Company's subsidary, Rockstar Games, and Walmart, Inc. (collectively, the "Corporate Defendants"), and the father and mother and their two children of the Buckner family resident in Tennessee (collectively, the "Individual Defendants")by John and Rosemary Hamel, as next-of-kin of Aaron E. Hammel, and by Denise Deneau, Kimberly Bede and David Marc Hickman.

         The plaintiffs allegations against the Corporate Defendants were that they were negligent and strictly liable, and breached an implied warranty of quality, fitness or condition as well as the Tennessee Consumer Protection Act for having designed, marketed, supplied and/or sold to the Individual Defendants an allegedly dangerous and/or unreasonably defective product, the video game, Grand Theft Auto III, that was played by the Buckner children which resulted in "copycat violence" that caused the harm to the plaintiffs.

         The plaintiffs are seeking to recover against all of the defendants compensatory damages aggregating $46 million and are seeking to recover against the Corporate Defendants punitive damages aggregating $200 million.

         The Company believes that the claims against it are without merit and are similar to lawsuits brought and uniformly dismissed by courts in other jurisdictions. The Company intends to defend vigorously the action against it and seek a dismissal of the action.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 22, 2003

                                            TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                            By /s/ Karl H. Winters
                                               --------------------------------
                                               Name: Karl H. Winters
                                               Title: Chief Financial Officer


                                       3